Exhibit (l)(2)

[Willkie Farr & Gallagher LLP Letterhead]

August 11, 2006

The Board of Directors

Apollo Investment Corporation

9 West 57th Street

New York, New York 10019

Re: Apollo Investment Corporation

Ladies and Gentlemen:

We have acted as counsel for Apollo Investment Corporation, a Maryland corporation (the “Company”), in connection with the preparation of a post-effective amendment to the registration statement on Form N-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $900,000,000 or the equivalent thereof in one or more foreign currencies: (i) debt securities (the “Debt Securities”); (ii) preferred stock (the “Preferred Stock”); (iii) common stock, par value $.001 per share (the “Common Stock”); and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture in the form of the indenture previously filed as an exhibit to the Registration Statement (the “Indenture”), between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”).

In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) the form of Indenture previously filed as an exhibit to the Registration Statement and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies.

In rendering our opinion, we have assumed that (i) the Company and the Trustee are each duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, and each has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Debt Securities, (ii) the due authorization of the Indenture and the Debt Securities by all necessary corporate action on the part of the Company and the Trustee, (iii) the due execution and delivery of the Indenture in the form of the exhibit previously filed as part of the Registration Statement, and (iv) the due execution and delivery by the Trustee of the Indenture.

Our opinion set forth below is limited to the laws of the State of New York and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

Based on the foregoing, we are of the opinion that:

(1) The Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(2) Assuming that (i) the final terms of the Debt Securities have been duly established and approved by all necessary corporate action on the part of the Company, (ii) the terms of the Debt Securities as established comply with the requirements of the Investment Company Act of 1940 Act and (iii) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

The opinions set forth in paragraphs (1) and (2) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP